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Exhibit 24

[This page appears on KPMG Peat Marwick letterhead]



                 INDEPENDENT AUDITORS' CONSENT
                 -----------------------------



The Board of Directors
The Vons Companies, Inc:

We consent to incorporation by reference in the Registration Statements (No. 33-42913, No. 33-39246, No. 33-41539, No. 33-55744
and No. 33-50957) on Form S-8 of The Vons Companies, Inc. of our reports dated February 15, 1994, relating to the consolidated balance sheets of The Vons Companies, Inc. and subsidiaries as of January 2, 1994 and January 3, 1993, and the related consolidated statements of operations, shareholders' equity, cash flows and related schedules for the fifty-two week period ended January 2, 1994, the fifty-three week period ended January 3, 1993 and the fifty-two week period ended December 29, 1991 which report appears in the Annual Report to Shareholders and is incorporated by reference in the January 2, 1994 annual report on Form 10-K of The Vons Companies, Inc. and our report dated February 15, 1994 on the related financial statement schedules which appears in January 2, 1994 annual report on Form 10-K.

Our reports refer to the Company's adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" in the fifty-three week period ended January 3, 1993, as discussed in Note 8 to the consolidated financial statements.


/s/ KPMG Peat Marwick


Los Angeles, California
March 29, 1994